Exhibit 4B

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                                CREDIT AGREEMENT


                                 BY AND BETWEEN


                            WOODHEAD INDUSTRIES, INC.


                                       AND


                          HARRIS TRUST AND SAVINGS BANK




                          DATED AS OF OCTOBER 29, 1993


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Exhibit A - Revolving Credit Note
Exhibit B - Outstanding Fixed Rate Loans Under the 1985 Agreement
Exhibit C - Compliance Certificate
Schedule 6.2 - Subsidiaries





                            WOODHEAD INDUSTRIES, INC.
                                CREDIT AGREEMENT



Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

         The undersigned, Woodhead Industries, Inc., a Delaware corporation (the "Company"), applies to you (the "Bank") for your commitment, subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to extend credit to the Company, all as more fully hereinafter set forth.

SECTION 1.        THE CREDIT.

         Section 1.1 Revolving Credit. (a) Subject to the terms and conditions hereof, the Bank agrees to make loans to the Company from time to time on a revolving basis (the "Revolving Credit") in an aggregate principal amount at any one time outstanding not to exceed $15,000,000 (the "Commitment", as such amount may be reduced pursuant to Section 3.3 hereof). The Revolving Credit shall be available to the Company by means of Domestic Rate Loans, LIBOR Loans, Adjusted CD Rate Loans or Offered Rate Loans and may, subject to all the terms and conditions hereof, be availed of by the Company from time to time, and borrowings thereunder may be repaid and used again, during the period from the date hereof to and including the Termination Date, at which time the Commitment shall expire. The initial Loan hereunder shall be in an amount not less than the aggregate unpaid principal amount of the loans outstanding (other than the loans described on Exhibit B hereto) under that certain Credit Agreement dated as of October 31, 1985 as amended between the Company and the Bank (the "1985 Credit Agreement"). Simultaneously with the making of the initial Loan hereunder, the Company shall pay to the Bank all unpaid interest and commitment fees accrued to the date of such initial Loan on the loans outstanding under the 1985 Agreement (other than the loans described on Exhibit B hereto). The proceeds of the initial Loan hereunder shall be applied by the Bank in repayment of the loans outstanding under the 1985 Agreement (other than the Loans described on Exhibit B hereto) at which time the commitment of the Bank under the 1985 Agreement shall terminate.

         (b) All Loans shall be made against and evidenced by a single promissory note of the Company in the form (with appropriate insertions) attached hereto as Exhibit A (the "Note"). The Note shall be dated the date of issuance thereof, be payable to the order of the Bank in the principal amount of $15,000,000, be expressed to bear interest as provided in Section 2 hereof and be expressed to mature on the Termination Date. Without regard to the principal amount of the Note stated on its face, the actual principal amount at any time outstanding and owing by the Company on account of the Note shall be the sum of all Loans made under this Agreement less all payments of principal actually received by the Bank.

         Section 1.2 Manner of Borrowing. (a) The Company shall give telephonic, telex or telegraphic notice to the Bank (which notice shall be irrevocable once given and shall be promptly confirmed in writing) by no later than 11:00 a.m. (Chicago time) three Business Days prior to the date it requests the Bank to make each LIBOR Loan hereunder, including a reborrowing as provided in Section 1.3 hereof. The Company shall give telephonic, telex or telegraphic notice to the Bank (which notice shall be irrevocable once given and shall be promptly confirmed in writing) by no later than (i) 11:00 a.m. (Chicago time) on the date it requests the Bank to make each Domestic Rate Loan or Offered Rate Loan hereunder and (ii) 11:00 a.m. (Chicago time) at least one (1) Business Day prior to the date upon which it requests the Bank to make each Adjusted CD Rate Loan hereunder, including in each case a reborrowing as provided in Section 1.3 hereof. Each such notice shall specify the date of the Loan requested (which shall be a Business Day), the amount of such Loan, whether the Loan is a Domestic Rate Loan, Adjusted CD Rate Loan, LIBOR Loan or Offered Rate Loan and, if the Loan is an Adjusted CD Rate Loan, LIBOR Loan or Offered Rate Loan, the Interest Period applicable thereto. The Company agrees that the Bank may rely on any such telephonic, telex or telegraphic notice given by any person it reasonably believes is authorized to give such notice without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Bank has acted in reliance thereon.

         (b) The Bank shall confirm to the Company the interest rate applicable to each Adjusted CD Rate Loan, LIBOR Loan and Offered Rate Loan promptly after such rate is determined by the Bank or quoted to the Company as the case may be. Subject to the provisions of Section 7 hereto, the proceeds of each Loan shall be made available to the Company at the principal office of the Bank in Chicago, Illinois, in immediately available funds, except (i) to the extent such Loan represents the reborrowing of a Loan previously made to the Company, in which case the Bank shall record such reborrowing on its books or records or on the schedule to the Note, as appropriate, or (ii) to the extent that such Loan represents a refunding of the loans outstanding under the 1985 Agreement, such Loan to such extent will be accomplished by surrender to the Company of the note evidencing the loans outstanding under the 1985 Agreement, as the case may be.

         Section 1.3 Maturity and Reborrowing of Loans. (a) Each Loan shall mature and become due and payable on the last day of the Interest Period applicable thereto. Provided that no Event of Default or Default has occurred and is continuing, the Company shall have the right, subject to the terms and conditions of this Agreement (including any reductions in the Commitment), to reborrow through a new Loan in whole or in part (subject to all times to the minimum borrowing amounts set forth in Section 2.1) any Loan from any current Interest Period into a subsequent Interest Period, provided that the Company shall give the Bank notice of the reborrowing of any such Loan and the type of Loan to be so borrowed as provided in Section 1.2 hereof.

         (b) In the event that (i) the Company fails to give notice pursuant to Section 1.2 hereof of the reborrowing of any Loan or fails to specify the type of Loan to be used for such reborrowing or (ii) an Event of Default or Default has occurred and is continuing at the time any such Loan is to be reborrowed hereunder, then such Loan shall be automatically reborrowed as a Domestic Rate Loan, subject to Sections 2.1. 9.2 and 9.3 hereof if an Event of Default has occurred and is continuing and subject in all cases to any reduction in the Commitment, unless the relevant Loan is paid in full on the last day of the then applicable Interest Period.

         Section 1.4 Loans Outstanding Under 1985 Agreement. Each of the loans described on Exhibit B hereto shall continue to remain outstanding and shall be evidenced by the Note and shall, for all purposes of this Agreement, be deemed to have been made under and pursuant to the provisions of this Agreement, and shall constitute LIBOR Loans, Adjusted CD Rate Loans or Offered Rate Loans (in the case of loans which constituted "Money Market Loans" under the 1985 Agreement) as the case may be, hereunder.

SECTION 2.   INTEREST AND CHANGE IN CIRCUMSTANCES.

Section 2.1  Interest.

         (a) Domestic Rate Loans. The Domestic Rate Loans shall bear interest (which the Company promises to pay at the times herein provided) for each Interest Period applicable thereto at the rate per annum equal to the Domestic Rate from time to time in effect, provided that if the Domestic Rate Loans or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Loans shall bear interest (which the Company promises to pay at the times herein provided), whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 3% to the interest rate which would otherwise be applicable thereto from time to time. Interest on the Domestic Rate Loan shall be payable on the last day of each Interest Period and at maturity (whether by lapse of time, acceleration or otherwise) and interest after maturity shall be due and payable upon demand. Any change in the interest rate on the Domestic Rate Loans resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate. Each Domestic Rate Loan shall be in a minimum amount of $100,000 provided that the aggregate principal amount of a Domestic Rate Loan may be in an amount of the unused Commitment if such amount is less than $100,000.

         (b) LIBOR Loans. Each LIBOR Loan shall bear interest (which the Company promises to pay at the times herein provided) for each Interest Period selected therefor at a rate per annum determined by adding 3/8 of 1% to Adjusted LIBOR for such Interest Period, provided that if any LIBOR Loam is not paid when due (whether by lapse of time, acceleration or otherwise) such Loan shall bear interest (which the Company promises to pay at the times herein provided), whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 3% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such LIBOR Loan shall thereafter bear interest at the rate per annum equal to the sum of 3% plus the Domestic Rate from time to time in effect. Interest on each LIBOR Loan shall be due and payable on the last day of each Interest Period applicable thereto and at maturity (whether by lapse of time, acceleration or otherwise) and, with respect to any Interest Period applicable to a LIBOR Loan in excess of three (3) months, then on the date occurring every three (3) months after the date such Interest Period began and at the end of such Interest Period, and interest after maturity shall be due and payable upon demand. Each LIBOR Loan shall be in a minimum amount of $1,000,000.

         (c) Adjusted CD Rate Loans. Each Adjusted CD Rate Loan shall bear interest (which the Company promises to pay at the times herein provided) for each Interest Period selected therefor at a rate per annum determined by adding 1/2 of 1 % to the Adjusted CD Rate for such Interest Period, provided that if any Adjusted CD Rate Loan is not paid when due (whether by lapse of time, acceleration or otherwise) such Loan shall bear interest (which the Company promises to pay at the times herein provided), whether before or after judgment, until payment in full thereof, through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 3% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such Adjusted CD Rate Loan shall thereafter bear interest at the rate per annum equal to the sum of 3% plus the Domestic Rate from time to time in effect. Interest on each Adjusted CD Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto and at maturity (whether by lapse of time, acceleration or otherwise) and, with respect to any Interest Period applicable to an Adjusted CD Rate Loan in excess of ninety (90) days, then on the date occurring every ninety (90) days after the date such Interest Period began and at the end of such Interest Period, and interest after maturity shall be due and payable upon demand. Each Adjusted CD Rate Loan shall be in a minimum amount of $1,000,000.

         (d) Offered Rate Loans. Each Offered Rate Loan shall bear interest (which the Company promises to pay at the times herein provided) for each Interest Period selected therefor at the Offered Rate for such Interest Period, provided that if any Offered Rate Loan is not paid when due (whether by lapse of time, acceleration or otherwise) such Loan shall bear interest (which the Company promises to pay at the times herein provided), whether before or after judgment, until payment in full thereof, through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 3% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such Offered Rate Loan shall thereafter bear interest at the rate per annum equal to the sum of 3% plus the Domestic Rate from time to time in effect. Interest on each Offered Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto and at maturity (whether by lapse of time, acceleration or otherwise) and, with respect to any Interest Period applicable to an Offered Rate Loan in excess of ninety (90) days, then on the date occurring every ninety (90) days after the date such Interest Period began and at the end of such Interest Period, and interest after maturity shall be due and payable upon demand. Each Offered Rate Loan shall be in a minimum amount of $500,000. The Company understands and agrees that the Bank has no obligation to quote Offered Rates or to make any Offered Rate Loan available to the Company, that the Bank may refuse to make any such Offered Rate Loan available to the Company after receiving a request therefor from the Company, and that any such Offered Rate Loan made available to the Company shall be subject to such other terms and conditions as are mutually agreed upon by the Company and the Bank.

         Section 2.2 Computation of Interest. All interest on the Note shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

         Section 2.3 Change of Law. Notwithstanding any other provisions of this Agreement or of the Note, if at any time the Bank shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for the Bank to make or maintain any Fixed Rate Loan, it shall promptly so notify the Company and the obligation of the Bank to make, relend or maintain such Fixed Rate Loan under this Agreement shall terminate until it is no longer unlawful for the Bank to make or maintain such Fixed Rate Loan. The Company, on demand, shall, if the continued maintenance of any Fixed Rate Loan is unlawful, thereupon prepay the outstanding principal amount of the affected Fixed Rate Loan, together with all interest accrued thereon and all other amounts payable to the Bank with respect thereto under this Agreement; provided, however, that the Company may elect to reborrow the principal amount of the affected Loan by means of another type of Loan available hereunder, subject to the terms and conditions of this Agreement.

         Section 2.4 Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR or Adjusted CD Rate. Notwithstanding any other provision of this Agreement or of the Note, if prior to the commencement of any Interest Period, the Bank shall determine that deposits in the amount of any LIBOR Loan or Adjusted CD Rate Loan scheduled to be outstanding during such Interest Period are not readily available to the Bank in the relevant market or by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR or Adjusted CD Rate, then the Bank shall promptly give notice thereof to the Company and the obligations of the Bank to make or relend any LIBOR Loan or Adjusted CD Rate Loan, as the case may be, in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the Company shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR or Adjusted CD Rate, as the case may be.

         Section 2.5 Taxes and Increased Costs. With respect to any Fixed Rate Loan, if the Bank shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending branch or the Fixed Rate Loans contemplated by this Agreement (whether or not having the force of law) shall:

               (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, the Bank which is not in any instance already accounted for in computing the interest rate applicable to such Fixed Rate Loan;

               (ii) subject the Bank, any Fixed Rate Loan or the Note to the extent it evidences such Loan, to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any Fixed Rate Loan or the Note to the extent it evidences such Loan, except such taxes as may be measured by the overall net income or gross receipts of the Bank or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which the Bank's principal executive office or its lending branch is located;

               (iii) change the basis of taxation of payments of principal and interest due from the Company to the Bank hereunder or under the Note to the extent it evidences any Fixed Rate Loan (other than by a change in taxation of the overall net income or gross receipts of the
         Bank); or

               (iv) impose on the Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, its disbursement, any Fixed Rate Loan or the Note to the extent it evidences any Fixed Rate Loan;

and the Bank shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Bank of creating or maintaining any Fixed Rate Loan hereunder or to reduce the amount of principal or interest received or receivable by the Bank (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Company shall pay on demand to the Bank from time to time as specified by the Bank such additional amounts as the Bank shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If the Bank makes such a claim for compensation, it shall provide to the Company a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.

         Section 2.6 Funding Indemnity. In the event the Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by the Bank to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to the
Bank) as a result of:

               (i) any payment of a Fixed Rate Loan on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

               (ii) any failure by the Company to borrow or reborrow a Fixed Rate Loan on the date specified in a notice given pursuant to this Agreement;

then upon the demand of the Bank, the Company shall pay to the Bank such amount as will reimburse the Bank for such loss, cost or expense. If the Bank requests such a reimbursement it shall provide the Company with a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined.

         Section 2.7 Change in Capital Adequacy Requirements. If the Bank shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing law, rule or regulation, or any change in the interpretation or administration thereof, by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any of its branches) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder or for the credit which is the subject matter hereof to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to liquidity and capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within fifteen (15) days after demand by the Bank, the Company shall pay to the Bank such additional amount or amounts reasonably determined by the Bank as will compensate the Bank for such reduction.

         Section 2.8 Lending Branch. The Bank may, at its option, elect to make, fund or maintain the Loans hereunder at such of its branches or offices as the Bank may from time to time elect.

         Section 2.9 Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Bank had actually funded and maintained each Fixed Rate Loan during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of such Fixed Rate Loan, having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR, CD Rate or Offered Rate, as the case may be, for such Interest Period.

SECTION 3. FEES, PREPAYMENTS TERMINATIONS, APPLICATIONS AND EXTENSIONS.

Section 3.1  Fees.

         (a) Commitment Fee. The Company shall pay to the Bank a commitment fee at the rate of 1/4 of 1 % per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) on the daily average unused portion of the Commitment. Such commitment fee shall be payable quarter-annually in arrears on the last day of each September, December, March and June in each year (commencing December 31, 1993) and on the Termination Date, unless the Commitment is terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

         Section 3.2 Voluntary Prepayments. (a) The Company shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in an amount not less than $25,000) the Domestic Rate Loans at any time upon notice to the Bank prior to 11:00 a.m. (Chicago time) on the date fixed for prepayment.

         (b) The Company may prepay any Fixed Rate Loan only on the last date of the then applicable Interest Period, in whole or in part (but if in part, then in an amount not less than $1,000,000 or, in the case of Offered Rate Loans, $500,000) upon three (3) Business Days' prior notice to the Bank (which notice shall be irrevocable once given, must be received by the Bank no later than 11:00 a.m. (Chicago time) on the third Business Day preceding the date of such prepayment and shall specify the principal amount to be repaid); provided, however, that the outstanding principal amount of any Fixed Rate Loan prepaid in part shall not be less than $1,000,000 (or, in the case of Offered Rate Loans, $500,000) after giving effect to such prepayment. Any such prepayment shall be effected by payment of the principal amount to be prepaid and accrued interest thereon to the end of the applicable Interest Period.

         Section 3.3 Terminations. The Company shall have the right at any time and from time to time, upon three (3) Business Days' prior notice to the Bank, to terminate without premium or penalty and in whole or in part (but if in part, then in an amount not less than $25,000) the Commitment, provided that the Commitment may not be reduced to an amount less than the aggregate principal amount of the Loans then outstanding. Any termination of the Commitment pursuant to this Section may not be reinstated.

         Section 3.4 Place and Application of Payments. All payments of principal, interest, fees and all other amounts payable hereunder shall be made to the Bank at its principal office in Chicago, Illinois no later than 11:00 a.m. (Chicago time) on the date any such payment is due and payable. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of the Bank). Unless the Company otherwise directs, principal payments shall be first applied to the Domestic. Rate Loans until payment in full thereof, with any balance applied to the Fixed Rate Loans in the order in which their Interest Periods expire.

         Section 3.5 Notations and Requests. All Loans made against the Note, the status of all amounts evidenced by the Note as constituting Domestic Rate Loans or LIBOR Loans or Adjusted CD Rate Loans or Offered Rate Loans, and the rates of interest and Interest Periods applicable to such Loans shall be recorded by the Bank on its books and records or, at its option in any instance, endorsed on a schedule to the Note and the unpaid principal balance and status, rates and Interest Periods so recorded or endorsed by the Bank shall be prima facie evidence in any court or other proceeding brought to enforce the Note of the principal amount remaining unpaid thereon, the status of the Loans evidenced thereby and the interest rates and Interest Periods applicable thereto; provided that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay the principal amount of the Note together with accrued interest thereon. Prior to any negotiation of the Note, the Bank shall record on a schedule thereto the status of all amounts evidenced thereby as constituting Domestic Rate Loans or LIBOR Loans or Adjusted CD Rate Loans or Offered Rate Loans and the rates of interest and the Interest Periods applicable thereto.

         Section 3.6 Extensions of the Revolving Credit Termination Date. At the time the Company provides the Bank with the audited financial statements specified in Section 8.5(b) hereof, commencing with the fiscal year 1995 statements, the Company may request in a written notice to the Bank that the scheduled Termination Date then in effect be extended for one (1) year. The Bank will inform the Company whether it agrees to such extension within sixty
(60) days after receiving such request and if it is so agreeable the Termination Date shall automatically be extended for one (1) year. In no event, however, shall the Termination Date be extended beyond October 31, 1998.

SECTION 4.   GUARANTEES.

         Section 4.1 Payment of all indebtedness, obligations and liabilities of the Company to the Bank shall at all times be guaranteed by the Guarantors pursuant to guaranty agreements satisfactory to the Bank (the "Guaranty Agreements").

SECTION 5.  DEFINITIONS; INTERPRETATION.

         Section 5.1 Definitions. The following terms when used herein shall have the following meanings:

         "Adjusted CD Rate" means a rate per annum (rounded upwards, if necessary, to the nearest 1/8 of 1%) determined by the Bank in accordance with the following formula:


     Adjusted CD Rate     =               CD Rate             +  Assessment
                               ----------------------------
                               100% - CD Reserve Percentage           Rate

"Assessment Rate" means for purposes of computing the Adjusted CD Rate, the assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) imposed by the Federal Deposit Insurance Corporation for insuring the Bank's liability for time deposits, as in effect from time to time. "CD Rate" means, with respect to each Interest Period, the rate per annum determined by the Bank to be the arithmetic average of the bid rates quoted to it in the secondary market at approximately 11:00 a.m. (Chicago time) on the first day of such Interest Period by three Chicago or New York certificate of deposit dealers of recognized standing selected by the Bank for the purchase at face value of certificates of deposit of the Bank in an amount equal to the part of the CD Loan to be outstanding during such Interest Period. Each determination of the CD Rate made by the Bank shall be conclusive and binding on the Company absent manifest error. "CD Reserve Percentage" means the rate (as determined by the Bank) of the maximum reserve requirement (including, without limitation, any supplemental, marginal and emergency reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) from time to time on the Bank's non-personal time deposits having a maturity equal to the applicable Interest Period and in an amount equal to the unpaid principal amount of the applicable CD Loan, subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. The Adjusted CD Rate shall automatically be adjusted as of the date of any change in the CD Reserve Percentage.

         "Adjusted CD Rate Loan" shall mean a Loan bearing interest as specified in Section 2.1(c) hereof.

         "Adjusted LIBOR" means a rate per annum determined pursuant to the following formula:

                      Adjusted LIBOR =               LIBOR
                                          -----------------------
                                          100%-Reserve Percentage

         "Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Loans shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rate of interest per annum (rounded upward, if necessary, to the nearest (1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Bank at 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by major banks in the interbank eurodollar market for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Loan scheduled to be outstanding from the Bank during such Interest Period. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) for deposits in the U.S. Dollars for a period equal to such Interest Period which appears on the Teller Rate Page 3750 as of 11:00 (London, England time) on the date two Business Days before the commencement of such Interest Period. "Teller Rate, Page 3750" means the display designated as "Page 3750" on the Teller Rate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of LIBOR made by the Bank shall be conclusive and binding absent manifest error.

         "Affiliate" means any Person, directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

         "Authorized Representative" means those persons shown on the list of officers provided by the Company pursuant to Section 7.2(a) hereof or on any update of any such list provided by the Company to the Bank, or any further or different officer(s) of the Company so named by any Authorized Representative of the Company in a written notice to the Bank.

         "Bank" is defined in the introductory paragraph hereof.

         "Business Day" means a day (other than a Saturday or Sunday) on which the Bank is open for business in Chicago, Illinois for the conduct of substantially all of its commercial lending activities and, when used with respect to LIBOR Loans, a day on which the Bank is also dealing in United States dollar deposits in London, England and Nassau, Bahamas.

         "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

         "Commitment" is defined in Section 1.1 hereof.

         "Company" is defined in the introductory paragraph hereof.

         "Consolidated Debt" shall mean as of any time the same is to be determined, the aggregate of all indebtedness, obligations, liabilities, reserves and any other items which would be classified as a liability on a consolidated balance sheet of the Company and its Subsidiaries in accordance with generally accepted accounting principles, including all indebtedness or liabilities of any other person which the Company or any Subsidiary may guarantee or otherwise be responsible or liable for (other than any liability arising out of the endorsement of commercial paper for deposit or collection received in the ordinary course of business), and all indebtedness and liabilities secured by any lien or any security interest on any property or assets of the Company or any Subsidiary whether or not the same would be classified as a liability on a balance sheet, and the aggregate amount of Capitalized Lease Obligations of the Company or any Subsidiary, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit, all computed and determined without duplication and on a consolidated basis for the Company and its Subsidiaries after the elimination of inter-company items in accordance with generally accepted accounting principles consistently applied.

         "Consolidated Net Earnings" for any period shall mean the net earnings of the Company and its Subsidiaries for such period as computed on a consolidated basis in accordance with generally accepted accounting principles consistently applied, and without limiting the foregoing, after deduction from gross income of all expenses, including provisions for all taxes on or measured by income, but excluding any extraordinary profits or losses on the sale or other disposition of fixed or capital assets or on the acquisition, retirement, sale or other disposition of stock or securities of the Company or any Subsidiary and also excluding any taxes on such profits and any tax deductions or credits on account of any such losses.

         "Consolidated Tangible Net Worth" shall mean the excess of total assets of the Company and its Subsidiaries over total liabilities and reserves of the Company and its Subsidiaries computed on a consolidated basis, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles consistently applied, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, non-compete agreements, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and excluding the write-up of assets above costs (other than write-ups in connection with acquisitions which are made in accordance with GAAP acquisition accounting principles), and including in total liabilities all obligations included in Consolidated Debt. "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "Domestic Rate" means, for any day, the greater of (i) the rate of interest announced by the Bank from time to time as its prime commercial rate, as in effect on such day; and (ii) the sum of (x) the rate determined by the Bank to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Bank at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Bank for the sale to the Bank at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Bank for which such rate is being determined, plus (y) 3/8 of 1% (0.375%).

         "Domestic Rate Loan" means a Loan bearing interest as specified in
Section 2.1 (a) hereof.

         "EBIT" shall mean, with reference to any period, Consolidated Net Earnings for such period plus all amounts deducted in arriving at such Consolidated Net Earnings in respect of (a) Interest Expense and (b) taxes imposed on or measured by income or excess profits.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

         "Event of Default" means any event or condition. identified as such in Section 9.1 hereof.

         "Fixed Rate Loan" means and includes LIBOR Loans, Adjusted CD Rate Loans and Offered Rate Loans, unless the context in which such term is used shall otherwise require.

         "GAAP" means generally accepted accounting principles as an effect from time to time, applied by the Company and its Subsidiaries on a basis consistent with the preparation of the Company's most recent financial statements furnished to the Bank pursuant to Section 6.4 hereof.

         "Guarantors" means Aero-Motive Company, Daniel Woodhead Company, Advanced Interconnect, Inc., Central Rubber Company and FOCS, Inc.

         "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services, (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person and (v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

         "Interest Coverage Ratio" shall mean as of any time the same is to be determined, the ratio of (a) EBIT during the twelve most recently completed calendar months to (b) Interest Expense during the same period.

         "Interest Expense" shall mean with reference to any period all interest charges (including imputed interest on Capitalized Lease Obligations) and amortization of debt discount and expense with respect to all Indebtedness for Borrowed Money of the Company and its Subsidiaries during such period.

         "Interest Period" means, with respect to (a) any Domestic Rate Loan, the period commencing on the date the relevant Domestic Rate Loan is made and concluding on the date 90 days thereafter, provided that any Interest Period for a Domestic Rate Loan, which commences within 90 days of the Termination Date shall end on the Termination Date notwithstanding that such Interest Period is less than 90 days, (b) any LIBOR Loan, the period commencing on the date the relevant date such LIBOR Loan is made and ending one (1), two (2), three (3), six (6), nine (9) or twelve (12) months thereafter as selected by the Company in its notice as provided herein, (c) any Adjusted CD Rate Loan, the period commencing on the date the relevant date Adjusted CD Rate Loan is made and ending thirty (30), sixty (60), ninety (90), one hundred eighty (180) or three hundred sixty (360) days thereafter as selected by the Company in its notice as provided herein and (d) any Offered Rate Loan, the period commencing on the date the relevant Offered Rate Loan is made and ending seven (7) to one hundred eighty (180) days thereafter as selected by the Company in its notice as provided herein; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a LIBOR Loan the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) no Interest Period may extend beyond the final maturity date of the Note;

               (iii) the interest rate to be applicable to each Loan for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

               (iv) no Interest Period may be selected if after giving effect thereto the Company will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a Fixed Rate Loan on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

         "LIBOR Loans" means a Loan bearing interest as set forth in Section 2.1(b) hereof.

         "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any, conditional sale, capital lease or other title retention arrangement.

         "Loan" shall mean and include the Domestic Rate Loans, the Adjusted CD Rate Loans, the LIBOR Loans and the Offered Rate Loans, unless the context in which such term is used shall otherwise require.

         "Material Plan" is defined in Section 9.1(h) hereof.

         "Note" is defined in Section 1.1 hereof.

         "Offered Rate" means the rate per annum quoted to the Company by the Bank for the applicable Interest Period, such Offered Rate being subject at all times to the provisions of Section 2.1(d) hereof.

         "Offered Rate Loan" means a Loan bearing interest as set forth in
Section 2.1(d) hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

         "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4064 of ERISA.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Revolving Credit" is defined in Section 1.1 hereof.

         "Subsidiary" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Company, by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries.

         "Termination Date" means October 31, 1996, or such earlier date on which the Commitment is terminated in whole pursuant to Sections 3.3, 9.2 or
9.3 hereof.

         "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential Liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "Welfare Plan" means a "welfare plan" as defined in Section 3(l) of ERISA.

         " Wholly Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more Wholly Owned Subsidiaries within the meaning of this definition.

         Section 5.2 Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants to the Bank as follows:

         Section 6.1 Organization and Qualification. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying. The Company has full right and authority to enter into this Agreement, to make the borrowings herein provided for, to issue its Note in evidence thereof, and to perform each and all of the matters and things herein and therein provided for; and this Agreement and the Note do not, nor does the performance or observance by the Company of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Company or any charter or by-law provision of the Company or any covenant, indenture or agreement of or affecting the Company or any of its Properties, or result in the creation or imposition of any Lien on any Property of the Company.

         Section 6.2 Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying. Schedule 6.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary. The Guarantors have full right and authority to enter into the Guaranty Agreements and to perform each and all of the matters and things therein provided for; and the Guaranty Agreements do not, nor does the performance or observance by the Guarantors of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Guarantors or any covenant, indenture or agreement of or affecting any of the Guarantors or any of their respective Properties, or result in the creation or imposition of any Lien on any Properties of the Guarantors.

         Section 6.3 Margin Stock. Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         Section 6.4 Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at October 3, 1992 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Arthur Andersen, independent public accountants, and the unaudited interim consolidated and consolidating balance sheets of the Company and its Subsidiaries as at July 3, 1993 and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the nine (9) months then ended, heretofore furnished to the Bank, fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Company nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof. Since July 3, 1993, there has been no material adverse change in the condition (financial or otherwise) or business prospects of the Company or any Subsidiary nor any change to the Company or any Subsidiary except those occurring in the ordinary course of business.

         Section 6.5 Good Title. The Company and its Subsidiaries have good and defensible title to their respective assets as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries furnished to the Bank (except for sales of assets by the Company and its Subsidiaries in the ordinary course of their respective businesses). subject to no Liens other than such thereof as are permitted by Section 8.10 hereof.

         Section 6.6 Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Company threatened, against the Company or any Subsidiary which if adversely determined would result in any material adverse change in the financial condition, Properties, business or operations of the Company or any Subsidiary.

         Section 6.7 Taxes. The United States federal income tax returns of the Company and its Subsidiaries for the taxable year ended October 1, 1988, and for all taxable years ended prior to said date have been examined by the Internal Revenue Service and have been approved as filed, and any additional assessments in connection with any of such years have been paid or the applicable statute of limitations therefor has expired. There are no objections to or controversies or assessments due in respect of the tax returns of the Company and its Subsidiaries pending, nor to the knowledge of the Company is any such objection, controversy or assessment threatened.

         Section 6.8 Approvals. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Company or any other Person, is or will be necessary to the valid execution, delivery or performance by (a) the Company of this Agreement or the Note or
(b) the Guarantors of the Guaranty Agreements.

         Section 6.9 Investment Company; Public Utility Holding Company. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 6.10 ERISA. The Company and its Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to them and have received no notice to the contrary from the PBGC or any other governmental entity or agency. As of October 1, 1991, the net liability of the Company and its Subsidiaries to the PBGC in respect of Unfunded Vested Liabilities would not have been in excess $214,000 if all employee pension benefit plans maintained by the Company and its Subsidiaries had been terminated as of such date. No condition exists nor has any event or transaction occurred with respect to any Plan which could reasonably be expected to result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty under ERISA or in connection with any Plan. Neither the Company nor any Subsidiary has any contingent liability for any postretirement benefits under a Welfare Plan, other than liability for continuation of coverage described in Part 6 of Title I of ERISA.

         Section 6.11 Compliance with Laws. The Company and each of its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to the Properties or business operations of the Company and its Subsidiaries (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary. Neither the Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary.

         Section 6.12 Other Agreements. Neither the Company nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Company, any Subsidiary or any of their Properties, which default if uncured would have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary.

SECTION 7.  CONDITIONS PRECEDENT.

         The obligation of the Bank to make any Loan under this Agreement is subject to the following conditions precedent:

         Section 7.1 All Advances. As of the time of the making of each Loan (including the initial Loan) hereunder:

               (a) each of the representations and warranties set forth in
         Section 6 hereof shall be true and correct as of such time, except to the extent the same expressly relate to an earlier date; and

               (b) no Default or Event of Default shall have occurred and be continuing hereunder.

The Company's request for any Loan shall constitute its warranty as to the foregoing effects.

         Section 7.2 Initial Advance. At or prior to the making of the initial Loan hereunder, the following conditions precedent shall also have been satisfied:

               (a) the Bank shall have received the following (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Bank:

                     (i) the Note;

                     (ii) the Guaranty Agreements:

                     (iii) copies (executed or certified, as may be
               appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement, the Note and the Guaranty Agreements to the extent the Bank or its counsel may reasonably request; and

                     (iv) an incumbency certificate containing the name, title
               and genuine signatures of each of the Company's Authorized Representatives;

               (b) legal matters incident to the execution and delivery of this Agreement, the Note and the Guaranty Agreements and to the transactions contemplated hereby shall be satisfactory to the Bank and its counsel; and the Bank shall have received the favorable written opinion of counsel for the Company in form satisfactory to the Bank and its counsel.

SECTION 8. COVENANTS.

         The Company agrees that, so long as any credit is available to or in use by the Company hereunder, except to the extent compliance in any case or cases is waived in writing by the Bank:

         Section 8.1 Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to, preserve and maintain its corporate existence. The Company will preserve and keep in force and effect, and cause each Subsidiary to preserve and keep in force and effect, all licenses, permits and franchises necessary to the proper conduct of its business.

         Section 8.2 Maintenance of Properties. The Company will maintain, preserve and keep its Properties in good repair, working order and condition and will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and will cause each Subsidiary to do so in respect of Property owned or used by it.

         Section 8.3 Taxes and Assessments. The Company will duly pay and discharge, and will cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

         Section 8.4 Insurance. The Company will insure and keep insured, and will cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Company will insure, and cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Company will upon request of the Bank furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

         Section 8.5 Financial Reports. The Company will, and will cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and will furnish to the Bank and its duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as the Bank may reasonably request; and without any request, will furnish to the Bank:

               (a) as soon as available, and in any event within 45 days after the close of each quarterly fiscal period of the Company (except the last such period in each fiscal year), a copy of the consolidated and consolidating balance sheets and consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period, all in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP and certified to by a responsible financial officer of the Company;

               (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period, and accompanying notes thereto, all in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an opinion thereon of independent public accountants of recognized standing, selected by the Company and satisfactory to the Bank, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

               (c) as soon as available and in any event within 90 days after the close of each fiscal year, a copy of a balance sheet as of the close of such fiscal year, and statements of income, retained earnings and cash flows on a consolidating basis in accordance with GAAP for the Company and its Subsidiaries for such period, showing in comparative form the consolidated figures for the previous fiscal year, prepared by the Company and certified to by a responsible financial officer of the Company; and

               (d) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Company or any Subsidiary which, if adversely determined, would adversely effect the financial condition, Properties, business or operations of the Company or any Subsidiary or of the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Bank pursuant to clauses (b) and (c) of this Section shall be accompanied by a written certificate in the form attached hereto as Exhibit C signed by either the chief accounting officer or by the chief financial officer of the Company to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 8.6, 8.7, 8.8 and 8.9 of this Agreement.

         Section 8.6 Interest Coverage Ratio. The Company will as of the last day of each fiscal quarter (commencing with the fiscal quarter ending on or about December 31, 1993) have an Interest Coverage Ratio for the four quarter period (taken as a single accounting period) then ending of not less than 3.0 to 1.0.

         Section 8.7 Leverage Ratio. The Company shall at all times maintain a ratio of (a) Consolidated Debt to (b) Consolidated Tangible Net Worth of not more than 1.25 to 1.00.

         Section 8.8 Consolidated Tangible Net Worth. The Company shall at all times maintain a minimum Consolidated Tangible Net Worth of not less than $19,000,000, such amount to be increased (but never decreased) as of October 3, 1993 and as of the first day of each fiscal year thereafter by an amount equal to 25% of positive Consolidated Net Earnings for the immediately preceding fiscal year.

         Section 8.9 Current Ratio. The Company will at all times maintain the ratio of (a) consolidated current assets of the Company and its Subsidiaries to (b) consolidated current liabilities of the Company and its Subsidiaries (said consolidated current assets and consolidated current liabilities to be determined and computed in accordance with generally accepted accounting principles consistently applied provided however that there shall be excluded from current assets all investments in and loans and advances to any person, other than investments permitted by Section 8.11(a), (b), (c) and (g), deferred assets and the surrender value of insurance and current liabilities shall include at any given time all obligations of whatsoever form or character, other than the Loans hereunder, maturing within 12 months and adequate accruals or reserves in accordance with generally accepted accounting principles for all taxes on or measured by income) at not less than 1.5 to 1.0.

         Section 8.10 Liens. The Company will not, nor will it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Company or any Subsidiary; provided, however, that this Section shall not apply to nor operate to prevent:

               (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Company or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

               (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

               (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Company and its Subsidiaries secured by a pledge of assets permitted under this clause, including interest and penalties thereon, if any, shall not be in excess of $500,000 at any one time outstanding;

               (d) purchase money Liens securing indebtedness of up to $500,000 in respect of fixed assets now owned or hereafter acquired by the Company or any Subsidiary (not extending to any other Property), or Liens on fixed assets so acquired (not extending to any other Property) existing at the time of acquisition thereof, or renewals, extensions and refundings of any such Liens (not extending to any other Property), provided that the principal amount of indebtedness secured by any such Lien shall not exceed 80% of the cost or fair market value, whichever is less, of the Property covered by such Lien at the time of the creation thereof or the acquisition of such Property;

               (e) Liens on the Property of a Subsidiary as security for indebtedness owing by such Subsidiary to the Company so long as such indebtedness is owned by the Company; and

               (f) Liens on the Property of a foreign Subsidiary as security for indebtedness of such foreign Subsidiary owing to a foreign bank not exceeding (in U.S. dollar equivalent) $5,000,000 in aggregate principal amount at any one time outstanding.

         Section 8.11 Investments, Acquisitions, Loans, Advances and Guaranties. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

               (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

               (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

               (c) investments in certificates of deposit and Eurodollar time deposits issued by any United States or Canadian commercial bank having capital and surplus of not less than $25,000,000 or any foreign or domestic branch of the Bank;

               (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

               (e) existing loans, advances and investments in Subsidiaries as of the date hereof and additional loans, advances and investments in any U.S. Wholly Owned Subsidiary;

               (f) travel advances and other similar cash advances made to employees in the ordinary course of business not exceeding $500,000 at any one time outstanding;

               (g) investments in direct obligations of a state of the United States, or a municipality thereof, given the highest rating by both Moody's Investors Services, Inc. and Standard and Poor's Corporation, maturing not more than one year from the date of acquisition thereof and aggregating not more than $1,000,000 at any one time outstanding;

               (h) acquisitions by the Company of substantially all of the assets or business of any firm or corporation if (x) such entity becomes a Wholly Owned Subsidiary upon consummation of such acquisition, (y) if at the time such acquisition is consummated and after giving effect thereto, no Default or Event of Default exists or would exist and (z), in the case of an acquisition of an entity which becomes a foreign Wholly Owned Subsidiary, the aggregate amount of consideration paid or to be paid by the Company in connection with such acquisition, when taken together with the aggregate amount of consideration paid or to be paid by the Company in connection with all other acquisitions of foreign entities made by the Company from and after October 2, 1993 does not exceed $5,000,000;

               (i) guaranties in favor of the Bank and guaranties by the Company of up to $5,000,000 of Indebtedness for Borrowed Money of Wholly Owned Subsidiaries (including foreign bank financings described in Section 8.10(f) hereof); and

               (j) investments, loans and advances in addition to those otherwise permitted under this Section not exceeding $5,000,000

In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid and guarantees shall be taken at the amount of obligations guaranteed thereby.

         Section 8.12 Operating Leases. The Company will not, nor will it permit any Subsidiary to, acquire the use or possession of any Property under a lease or similar arrangement, whether or not the Company or any Subsidiary has the express or implied right to acquire title to or purchase such Property, at any time if, after giving effect thereto, the aggregate amount of fixed rentals and other consideration payable by the Company and its Subsidiaries under all such leases or arrangements would exceed $1,000,000 during any fiscal year of the Company. Capital Leases shall not be included in computing compliance with this Section.

         Section 8.13 Sales and Leasebacks. The Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any bank, insurance company or any other lender or investor providing for the leasing by the Company or any Subsidiary of any Property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor.

         Section 8.14 Maintenance of Subsidiaries. The Company will not assign, sell or transfer (except to a Wholly Owned Subsidiary) or permit any Subsidiary to issue, assign, sell or transfer (except to the Company or to a Wholly Owned Subsidiary) any shares of stock (other than directors' qualifying shares) or evidences of indebtedness of a Subsidiary, unless:

               (a) simultaneously therewith the entire capital stock and indebtedness of such Subsidiary at the time owned by the Company and its other Subsidiaries shall be sold, transferred and disposed of as an entirety;

               (b) in the judgment of the Board of Directors of the Company such Subsidiary does not constitute an integral part of the Company's business operations; and

               (c) such Subsidiary either does not constitute 20% or more of the Company's consolidated total assets or has not contributed 20% or more of Consolidated Net Earnings for any of the three fiscal years then most recently ended.

         Section 8.15 Mergers, Consolidations and Sales. The Company will not, nor will it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property (except for sales of inventory in the ordinary course of business), or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that the foregoing shall not operate to prevent:

               (a) mergers, consolidations, sales, transfer or leases by the Company or any Subsidiary with or to the Company or a Wholly Owned Subsidiary; or

               (b) other mergers or consolidations involving only the Company;

provided that in any merger or consolidation permitted in either (a) or (b) above, and involving the Company, the Company shall be the surviving or continuing corporation, except that the Company may merge into a corporation organized under the laws of the State of Delaware if, but only if, immediately after giving effect to such merger the surviving corporation has the same assets, liabilities and shareholders as did the Company immediately prior to giving effect to such merger and if; but only if, such surviving corporation shall have expressly assumed by written instrument the due and punctual payment of principal of and interest on any outstanding Note and the performance and observance of all the covenants and conditions contained herein in a manner satisfactory to the Bank.

         The term "substantial part of its Property" as used herein shall mean, as of the time of any determination thereof, Property which either constitutes 20% or more of the Company's consolidated total assets or has contributed 20% or more of Consolidated Net Earnings for any of the three fiscal years then most recently ended, it being understood that sales of Properties which do not constitute a "substantial part of its Property" in accordance with this definition are permitted hereunder.

         Section 8.16 ERISA. The Company will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Company will, and will cause each Subsidiary to, promptly notify the Bank of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

         Section 8.17 Compliance with Laws. The Company will, and will cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to the Properties or business operations of the Company or any Subsidiary, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary or could result in a Lien upon any of their Property.

         Section 8.18 No Changes in Fiscal Year. Neither the Company nor any Subsidiary will change its fiscal year from its present basis without the prior written consent of the Bank.

         Section 8.19 Inspection. The Company will, and will cause each Subsidiary to, permit the Bank and its duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, its officers and independent public accountants (and by this provision the Company authorizes such accountants to discuss with the Bank the finances and affairs of the Company and of each Subsidiary) at such reasonable times and reasonable intervals as the Bank may designate.

SECTION 9.  EVENTS OF DEFAULT AND REMEDIES.

         Section 9.1 Any one or more of the following shall constitute an Event of Default hereunder:

               (a) default for a period of 10 days in the payment when due of all or any part of the principal of or interest on the Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other amount payable by the Company hereunder; or

               (b) default in the observance or performance of any covenant set forth in Sections 8.6, 8.7, 8.8, 8.9, 8.12, 8.13, 8.14, 8.15 or
         8.16 hereof; or

               (c) default in the observance or performance of any other provision hereof which is not remedied within 30 days after written notice thereof to the Company by the Bank; or

               (d) any representation or warranty made by the Company herein, or in any statement or certificate furnished by it pursuant hereto, or in connection with any Loan made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

               (e) any Guarantor shall purport to disavow, revoke, repudiate or terminate its obligations under any Guaranty Agreement; or

               (f) default shall occur under any evidence of Indebtedness for Borrowed Money issued assumed or guaranteed by the Company or any Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated) or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

               (g) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $500,000 shall be entered or filed against the Company or any of its Subsidiaries or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of forty-five (45) days; or

               (h) the Company or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $200,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $200,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Company or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

               (i) the Company or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 9.1(j) hereof; or

               (j) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any substantial part of any of their Property, or a proceeding described in Section 9.1(i)(v) shall be instituted against the Company or any of its Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

         Section 9.2 When any Event of Default described in clauses (a) through (h), both inclusive, of Section 9.1 has occurred and is continuing, the Bank or any holder of the Note may, by notice to the Company, take either or both of the following actions:

               (a) terminate the obligation of the Bank to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice; and

               (b) declare the principal of and the accrued interest on the Note to be forthwith due and payable and thereupon the Note, including both principal and interest and all fees, charges and other amounts payable hereunder, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind.

         Section 9.3 When any Event of Default described in clauses (i) or (j) of Section 9.1 has occurred and is continuing, then the Note, including both principal and interest, and all fees, charges and other amounts payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Bank to extend : further credit pursuant to any of the terms hereof shall immediately terminate.

SECTION 10.  MISCELLANEOUS.

         Section 10.1 Holidays. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

         Section 10.2 No Waiver, Cumulative Remedies. No delay or failure on the part of the Bank or on the part of the holder of the Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Bank and of the holder of the Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

         Section 10.3 Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement or of the Note, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         Section 10.4 Costs and Expenses. The Company agrees to pay on demand the costs and expenses of the Bank in connection with the negotiation, preparation, execution and delivery of this Agreement, the Note and the other instruments and documents to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby or in connection with any consents hereunder or waivers or amendments hereto or thereto, including the reasonable fees and expenses of Messrs. Chapman and Cutler, counsel for the Bank, with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated), and all costs and expenses (including reasonable attorneys' fees), if any, incurred by the Bank or any other holder of the Note in connection with a default under or the enforcement of this Agreement, the Note or any other instrument or document to be delivered hereunder or in connection with any action, suit or proceeding brought against the Bank by any Person which in any way arises out of the transactions contemplated or financed hereby or out of any action or inaction by the Bank hereunder or thereunder except for such thereof arising solely from the Bank's gross negligence or willful misconduct.

         Section 10.5 Documentary Taxes. The Company agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or the Note, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

         Section 10.6 Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the Note, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

         Section 10.7 Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Bank of amounts sufficient to protect the yield of the Bank with respect to the Loans, including, but not limited to, Sections 2.6 and 2.7 hereof, shall survive the termination of this Agreement and the payment of the Note.

         Section 10.8 Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable or telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed:

                           to the Company at:
                           2150 East Lake Cook Road, Suite 400
                           Buffalo Grove, Illinois 60089
                           Attention:       Joseph P. Nogal
                           Telephone:       (708) 465-2919
                           Telecopy:        (708) 465-8310

                           to the Bank at:
                           Harris Trust and Savings Bank
                           P.O. Box 755
                           111 West Monroe Street
                           Chicago, Illinois 60690
                           Attention:       Ms. Emilia DiMenco
                           Telephone:       (312) 461-2801
                           Telecopy:        (312) 461-2591

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

         Section 10.9 Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

         Section 10.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 10.11 Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

         Section 10.12 Participants and Note Assignees. The Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made hereunder, and/or the Commitment held, at any time and from time to time, and to assign its rights under such Loans or the Note evidencing such Loans to one or more other financial institutions; provided that no such participation or assignment of a Note shall relieve the Bank of any of its obligations under this Agreement, the Bank shall not agree with any such participant or assignee to refrain from agreeing to waivers or amendments hereunder and provided further that no such assignee or participant shall have any rights (voting or otherwise; under this Agreement except as provided in this Section 10. 12, except that nothing herein provided is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Sections 2.5, 2.6 and 2.7 hereof but shall not be entitled to receive any greater payment under either such Section than the Bank would have been entitled to receive with respect to the rights transferred.

         Section 10.13 Binding Nature, Governing Law, Etc. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Bank and the benefit of its successors and assigns, including any subsequent holder of the Note. This Agreement and the rights and duties of the parties hereto shall be governed by, and construed in accordance with, the internal laws of the State of Illinois without regard to principles of conflicts of laws. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. The Company may not assign its rights hereunder without the written consent of the Bank.


         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

         Dated as of this 29th day of October, 1993.



                                     WOODHEAD INDUSTRIES, INC.


                                     By /s/ Joseph P. Nogal
                                       ________________________________________
                                     Its Treasurer/Controller




         Accepted and agreed to at Chicago, Illinois as of the day and year last above written.

                                     HARRIS TRUST AND SAVINGS BANK


                                     By /s/ Emilia Di Menco
                                       ________________________________________
                                          Its Vice President




                                   EXHIBIT A
                           WOODHEAD INDUSTRIES INC.
                             REVOLVING CREDIT NOTE

                                                            Chicago, Illinois
$15,000,000                                                 October 29, 1993

         On the Termination Date, for value received, the undersigned, WOODHEAD INDUSTRIES, INC., a Delaware corporation (the "Company"), promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (the "Bank") at its office at 111 West Monroe Street, Chicago, Illinois, the principal sum of (i) FIFTEEN MILLION and no/100 DOLLARS ($15,000,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Loans owing from the Company to the Bank under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

         This Note evidences Loans made and to be made to the Company by the Bank under the Revolving Credit provided for under that certain Credit Agreement dated as of October 29, 1993 between the Company and the Bank (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement"), and the Company promises to pay interest at the office described above on such Loans evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

         Each Loan made under the Revolving Credit against this Note, any repayment of principal hereon, the status of each such Loan from time to time as a Domestic Rate Loan, LIBOR Loan, Adjusted CD Rate Loan or Offered Rate Loan, and in the case of any Loan the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule hereof prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of each such Loan from time to time as a Domestic Rate Loan, LIBOR Loan, Adjusted CD Rate Loan or Offered Rate Loan, and in the case of any Fixed Rate Loan the interest rate and Interest Period applicable thereto.

         This Note is issued by the Company under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

         This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of laws. The Company promises to pay all costs and expenses (including reasonable attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand.



                                        WOODHEAD INDUSTRIES, INC.


                                        By_____________________________________
                                             Its_______________________________




                                   EXHIBIT B
             OUTSTANDING FIXED RATE LOANS UNDER THE 1985 AGREEMENT


Date of Loan         Type of Loan             Amount              Maturity



                                   EXHIBIT C
                            COMPLIANCE CERTIFICATE

         This Compliance Certificate is furnished to Harris Trust and Savings Bank (the "Bank") pursuant to that certain Credit Agreement dated as of October 29, 1993, by and between Woodhead Industries, Inc. (the "Company") and the Bank (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected Treasurer/Controller of the Company;

         2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. The Attachment hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

         The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this 29th day of
October   , 1993.



                                              /s/ Joseph P. Nogal
                                              _________________________________



                                                             Schedule 6.2
                                                             Subsidiaries

                             JURISDICTION OF                      PERCENTAGE
NAME                          INCORPORATION                        OWNERSHIP






                      FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of October 31, 1997 (this "First Amendment") amends the Credit Agreement dated as of October 29, 1993 (the "Credit Agreement") among WOODHEAD INDUSTRIES, INC. (the "Company") and HARRIS TRUST AND SAVINGS BANK (the "Bank"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Company and the Bank desire to amend the Credit Agreement as hereinafter set forth;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1 Amendments. Effective on (and subject to the occurrence of) the First Amendment Effective Date (as defined below), the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.12 below:

         SECTION 1.1 Addition of Defined Terms. The following defined terms are added to Section 5.1 in appropriate alphabetical sequence:

               "Debt to EBITDA Ratio" shall mean as of the last day of any fiscal quarter, the ratio of (a) Consolidated Debt as of such day to
         (b) EBITDA for the four quarter period ending on such day.

               "EBITDA" shall mean, with reference to any period, Consolidated Net Earnings for such period plus all amounts deducted in arriving at such Consolidated Net Earnings in respect of (a) Interest Expense,
         (b) taxes imposed on or measured by income or excess profits and (c) depreciation, depletion and amortization.

         SECTION 1.2 Amendment to Termination Date. The definition of "Termination Date" set forth in Section 5.1 is amended in its entirety to read as follows:

               "Termination Date" means October 31, 2000, or such earlier date on which the Commitment is terminated in whole pursuant to Sections 3.3, 9.2 or 9.3 hereof.

         SECTION 1.3 Amendment to Section 2.1(b). Section 2.1(b) is amended by deleting the reference to "3/8 of 1 %" therein and substituting the words "the applicable percentage set forth in Schedule 2.1" therefor.

         SECTION 1.4 Amendment to Section 3.1. Section 3.1 is amended by deleting the reference to "rate of 1/4 of 1 %" therein and substituting the words "applicable rate set forth in Schedule 2.1" therefor.

         SECTION 1.5 Amendment to Section 3.7. Section 3.7 is amended by deleting the reference to "October 31, 1998" therein and substituting the date "October 31, 2002" therefor.

         SECTION 1.6 Amendment to Section 6.4. The last sentence of Section
6.4 is deleted in its entirety.

         SECTION 1.7 Amendment to Tangible Net Worth Covenant. Section 8.8 is amended by (a) deleting the amount "$19,000,000" therein and substituting the amount "$30,000,000" therefor and (b) deleting the date "October 3, 1993" therein and substituting the date "October 4, 1998" therefor.

         SECTION 1.8 Amendment to Section 8.7. Section 8.7 is amended and restated in its entirety to read as follows:

               "Section 8.7. Debt to EBITDA Ratio. The Company will as of the last day of each fiscal quarter (commencing with the fiscal quarter ending on or about December 31, 1997) have a Debt to EBITDA Ratio of not more than 2.5 to 1.0."

         SECTION 1.9 Deletion of Section 8.9. Section 8.9 is deleted in its entirety.

         SECTION 1.10 Amendment to Section 8.11. Section 8.11(h) is amended by
(a) deleting the date "October 2, 1993" therein and substituting the date "October 31, 1997" therefor and (b) deleting the amount "$5,000,000" therein and substituting the amount "$10,000,000" therefor.

         SECTION 1.11 Addition of Schedule 2.1. The Schedule 2.1 to this First Amendment shall be added to the Credit Agreement as Schedule 2.1 thereto.

         SECTION 1.12 Amendment to Compliance Certificate. The Compliance Certificate shall be amended and restated in the form attached hereto as Exhibit A.

         SECTION 2 Representations and Warranties. The Company represents and warrants to the Bank that (a) each representation and warranty set forth in
Section 6 of the Credit Agreement is true and correct as of the date of the execution and delivery of this First Amendment by the Company (and assuming the effectiveness hereof), with the same effect as if made on such date; (b) the execution and delivery by the Company of this First Amendment, and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement"), (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action on the part of the Company, (iii) have received all necessary governmental and regulatory approval and (iv) do not and will not contravene or conflict with, or result in or require the creation or imposition of any lien under, any provision of law or of the charter or by-laws of the Company or any Subsidiary or of any agreement, instrument, order or decree which is binding upon the Company or any Subsidiary; (c) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies; and (d) since September 27, 1997, there has been no material adverse change in the condition (financial or otherwise) or business prospects of the Company and its Subsidiaries taken as a whole.

         SECTION 3 Effectiveness. The amendments set forth in Section 1 above shall become effective on the date (the "First Amendment Effective Date") when the Bank shall have received each of the following documents, each in form and substance satisfactory to the Bank:

               (a) counterparts of this First Amendment executed by the Company and the Bank (which may be by facsimile);

               (b) a certificate of the secretary or an assistant secretary of the Company as to:

               (i) resolutions of the Board of Directors of the Company authorizing the execution and delivery of this First Amendment and the performance by the Company of its obligations under the Amended Credit Agreement, and

               (ii) the incumbency and signatures of those of its officers authorized to execute and deliver this First Amendment;

               (c) a Reaffirmation of Guaranty, executed by each of the Guarantors, substantially in the form of Exhibit B hereto; and

               (d) such other documents as the Bank may reasonably request.

SECTION 4   Miscellaneous.

         SECTION 4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the First Amendment Effective Date, all references in the Credit Agreement and the Note to "Credit Agreement", "Agreement" or similar terms shall refer to the Amended Credit Agreement.

         SECTION 4.2 Counterparts. This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same First Amendment.

         SECTION 4.3 Governing Law. This First Amendment shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

         SECTION 4.4 Successors and Assigns. This First Amendment shall be binding upon the Company and the Bank and their respective successors and assigns, and shall inure to the benefit of the Company and the Bank and the respective successors and assigns of the Company and the Bank.

         Delivered at Chicago, Illinois, as of the day and year first above written.



                                     WOODHEAD INDUSTRIES, INC.


                                     By:/s/ Joseph P. Nogal
                                        _______________________________________
                                     Title: Treasurer/Controller



                                      HARRIS TRUST AND SAVINGS BANK


                                      By: [signature illegible]
                                         ______________________________________
                                      Title: V.P.





                            HARRIS BANK LETTERHEAD



September 30, 1996

Mr. Joseph P. Nogal
Treasurer
Woodhead Industries, Inc.
2150 E. Lake Cook Road, Suite 400
Buffalo Grove, IL 60089


Re: Credit Agreement dated as of October 29, 1993 by and between Woodhead
    Industries, Inc. and Harris Trust and Savings Bank (the "Credit Agreement")


Dear Mr. Nogal:


Thank you for your August 30 letter requesting that we extend the availability of the Revolving Credit available under the Credit Agreement to the Company. For your convenience, each capitalized term in this letter without definition will have the same meaning as that term has in the Credit Agreement.

This letter will serve to confirm in writing our agreement that the Termination Date be extended automatically for one calendar year from October 31, 1996 to October 31, 1997.

No reference to this letter need be made in any instrument or document referring to the Termination Date, any reference to the Termination Date in any such instrument or document to be deemed a reference to the Termination Date as extended by this letter. Except as specifically modified by this letter, all terms of the Credit Agreement shall stand and remain unchanged and in full force and effect.

For our records, we would appreciate the Company's acknowledgment that the Termination Date has been extended. Simply have one of the enclosed counterparts of this letter signed in the space provided for that purpose below and return it to us. You may keep the second counterpart for the Company's records.

Thank you again for your request.

Very truly yours:

HARRIS TRUST AND SAVINGS BANK


By:  /s/ John M. Dillon
   ________________________________
Its:     Vice President

Accepted and Agreed to:

WOODHEAD INDUSTRIES, INC.

By   /s/ Joseph P. Nogal
   ________________________________
Its: Treasurer/Controller





                     SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of February 24, 1998 (this "Second Amendment") amends the Credit Agreement dated as of October 29, 1993 (as previously amended, the "Credit Agreement") among WOODHEAD INDUSTRIES, INC. (the "Company") and HARRIS TRUST AND SAVINGS BANK (the "Bank"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Company and the Bank desire to amend the Credit Agreement as hereinafter set forth;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1 Amendments. Effective on (and subject to the occurrence of) the Second Amendment Effective Date (as defined below), the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.8 below:

         SECTION 1.1 Addition of Defined Terms. The following defined terms are added to Section 5.1 in appropriate alphabetical sequence:

               "Consolidated Net Worth" shall mean the excess of total assets of the Company and its Subsidiaries over the total liabilities (including all obligations included in Consolidated Debt) and reserves of the Company and its Subsidiaries computed on a consolidated basis, total assets and total liabilities each to be determined in accordance with GAAP.

               "Funded Debt" means all Indebtedness for Borrowed Money of the Company and its Subsidiaries excluding trade payables incurred in the ordinary course of business plus all guaranties by the Company or its Subsidiaries of Indebtedness for Borrowed Money of any Person other than the Company and its Subsidiaries.

         SECTION 1.2 Deletion of Consolidated Tangible Net Worth. The term "Consolidated Tangible Net Worth" shall be deleted from Section 5.1.

         SECTION 1.3 Amendment of Certain Defined Terms. The following defined terms are amended and restated in their entirety to read as follows:

               "Debt to EBITDA Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (a) Funded Debt as of such day to (b) EBITDA for the four-quarter period ending on such day.

               "Termination Date" means February 28, 2001, or such earlier date on which the Commitment is terminated in whole pursuant to
         Section 3.3, 9.2 or 9.3 hereof.

         SECTION 1.4 Increase of Commitment Amount. Section 1.1(a) and Section 1.1(b) are each amended by deleting the reference to "$15,000,000" therein and substituting the amount "$40,000,000" therefor.

         SECTION 1.5 Amendment to Tangible Net Worth Covenant. Section 8.8 is amended and restated in its entirety to read as follows:

               "Section 8.8 Consolidated Net Worth. The Company shall at all times maintain a minimum Consolidated Net Worth of not less than $35,000,000, such amount to be increased (but never decreased) as of October 4, 1998 and as of the first day of each fiscal year thereafter by an amount equal to 25% of positive Consolidated Net Earnings for the immediately preceding fiscal year."

         SECTION 1.6 Amendment to Section 8.11(e). Section 8.11(e) is amended and restated in its entirety to read as follows:

               "(e) loans and advances to and investments in any Wholly Owned Subsidiary;"

         SECTION 1.7 Amendment to Section 8.11(h). Section 8.11(h) is amended and restated in its entirety to read as follows:

               "(h) acquisitions by the Company of substantially all of the assets or business of any firm or corporation if (w) such entity becomes a Wholly Owned Subsidiary upon consummation of such acquisition, (x) if at the time such acquisition is consummated and after giving effect thereto, no Default or Event of Default exists or would exist, (y) the Company will be in pro forma compliance with all the financial ratios and restrictions set forth in Section 8 after giving effect to such acquisition and (z) the board of directors of any such entity proposed to be acquired has not announced that it will oppose such acquisition and has not commenced any litigation which alleges that such acquisition violates, or will violate, any requirement of law or any contractual obligation of such entity."

         SECTION 1.8 Amendment to Compliance Certificate. The Compliance Certificate shall be amended and restated in the form attached hereto as Exhibit A.

         SECTION 2 Representations and Warranties. The Company represents and warrants to the Bank that (a) each representation and warranty set forth in
Section 6 of the Credit Agreement is true and correct as of the date of the execution and delivery of this Second Amendment by the Company (and assuming the effectiveness hereof), with the same effect as if made on such date; (b) the execution and delivery by the Company of this Second Amendment, and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement"), (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action on the part of the Company, (iii) have received all necessary governmental and regulatory approval and (iv) do not and will not contravene or conflict with, or result in or require the creation or imposition of any lien under, any provision of law or of the charter or by-laws of the Company or any Subsidiary or of any agreement, instrument, order or decree which is binding upon the Company or any Subsidiary; (c) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies; and (d) since October 31, 1997, there has been no material adverse change in the condition (financial or otherwise) or business prospects of the Company and its Subsidiaries taken as a whole.

         SECTION 3 Effectiveness. The amendments set forth in Section 1 above shall become effective on the date (the "Second Amendment Effective Date") when the Bank shall have received each of the following documents, each in form and substance satisfactory to the Bank:

               (a) counterparts of this Second Amendment executed by the Company and the Bank (which may be by facsimile);

               (b) a certificate of the secretary or an assistant secretary of the Company as to:

                    (i) resolutions of the Board of Directors of the Company
               authorizing the execution and delivery of this Second Amendment and the performance by the Company of its obligations under the Amended Credit Agreement, and

                    (ii) the incumbency and signatures of those of its
               officers authorized to execute and deliver this Second
               Amendment;

               (c) a Reaffirmation and Amendment of Guaranty, executed by each of the Guarantors, substantially in the form of Exhibit B hereto;

               (d) a certificate of the secretary or an assistant secretary of each of the Guarantors as to:

                    (i) resolutions of the Board of Directors of the Guarantor authorizing the execution and delivery of the Reaffirmation and Amendment of Guaranty, and

                    (ii) the incumbency and signatures of those of its
               officers authorized to execute and deliver the Reaffirmation and Amendment of Guaranty;

               (e) a Note, substantially in the Form of Exhibit C hereto, executed by the Company (the Note executed by the Company on October 29, 1993 to be canceled by the Bank and returned to the Company upon receipt of such newly executed Note); and

               (f) such other documents as the Bank may reasonably request.

         SECTION 4 Miscellaneous.

         SECTION 4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Second Amendment Effective Date, all references in the Credit Agreement and the Note to "Credit Agreement", "Agreement" or similar terms shall refer to the Amended Credit Agreement.

         SECTION 4.2 Counterparts. This Second Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Second Amendment.

         SECTION 4.3 Governing Law. This Second Amendment shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

         SECTION 4.4 Successors and Assigns. This Second Amendment shall be binding upon the Company and the Bank and their respective successors and assigns, and shall inure to the benefit of the Company and the Bank and the respective successors and assigns of the Company and the Bank.


         Delivered at Chicago, Illinois, as of the day and year first above written.



                                     WOODHEAD INDUSTRIES, INC.


                                     By: /s/ Joseph P. Nogal
                                        _______________________________________
                                     Title: Treasurer/Controller



                                     HARRIS TRUST AND SAVINGS BANK


                                     By: [signature illegible]
                                        _______________________________________
                                     Title:  V.P.




                      THIRD AMENDMENT TO CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT dated as of July 30, 1998 (this "Third Amendment") amends the Credit Agreement dated as of October 29, 1993 (as previously amended, the "Credit Agreement") among WOODHEAD INDUSTRIES, INC. (the "Company") and HARRIS TRUST AND SAVINGS BANK (the "Bank"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Company and the Bank desire to amend the Credit Agreement as hereinafter set forth;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1 Amendments. Effective on (and subject to the occurrence of) the Third. Amendment Effective Date (as defined below), the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.5 below:

         SECTION 1.1 Increase of Commitment Amount. Section 1.1 (a) and
Section 1.1(b) are each amended by deleting the reference to "$40,000,000" therein and substituting the amount "$35,000,000" therefor.

         SECTION 1.2 Amendment to Section 3.2. Section 3.2 is amended and restated in its entirety to read as follows:

               "Section 3.2. Prepayments. (a) The Company shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in an amount not less than $25,000) the Domestic Rate Loans at any time upon notice to the Bank prior to 11:00 a. m. (Chicago time) on the date fixed for prepayment.

               (b) The Company may prepay any Fixed Rate Loan only on the last date of the then applicable Interest Period, in whole or in part (but if in part, then in an amount not less than $1,000,000 or, in the case of Offered Rate Loans, $500,000), upon three (3) Business Days' prior notice to the Bank (which notice shall be irrevocable once given, must be received by the Bank no later than 11:00 a.m. (Chicago time) on the third Business Day preceding the date of such prepayment and shall specify the principal amount to be repaid); provided, however, that the outstanding principal amount of any Fixed Rate Loan prepaid in part shall not be less than $1,000,000 (or, in the case of Offered Rate Loans, $500,000) after giving effect to such prepayment. Any such prepayment shall be effected by payment of the principal amount to be prepaid and accrued interest thereon to the end of the applicable Interest Period.

               (c) On each date on which the Commitment is reduced pursuant to
         Section 3.3(b) or (c), the Company shall make a prepayment of the Loans in the amount (if any) by which the aggregate principal amount of the Loans exceeds the Commitment as so reduced."

         SECTION 1.3 Amendment to Section 3.3. Section 3.3 is amended and restated in its entirety to read as follows:

               "Section 3.3. Reduction and Termination of Commitment. (a) The Company shall have the right at any time and from time to time, upon three (3) Business Days' prior notice to the Bank, to reduce the Commitment by an amount not less than $25,000; provided that the Commitment may not be reduced to an amount less than the aggregate principal amount of the Loans then outstanding. The Company may at any time on like notice terminate the Commitment upon payment in full of all Loans and all other obligations hereunder. No portion of the Commitment which is reduced or terminated pursuant to this Section may be reinstated.

               (b) The Commitment shall be reduced concurrently with the receipt by the Company or any Subsidiary of any net cash proceeds from any long-term debt financing in excess of $25,000,000.

               (c) On October 30, 1998, the Commitment shall be reduced by an amount equal to the excess (if any) of the amount of the Commitment over $30,000,000."

         SECTION 1.4 Amendment to Definition of Adjusted LIBOR. The definition of "Adjusted LIBOR" is amended by deleting all of the references to "Teller Rate" therein and substituting the word "Telerate" therefor.

         SECTION 1.5 Amendment to Section 8.11. Paragraphs (h) and (i) of
Section 8.11 are amended and restated in their entirety to read as follows:

               "(h) acquisitions by the Company or any Subsidiary of substantially all of the assets or business of any firm or corporation if (w) such entity becomes a Wholly Owned Subsidiary upon consummation of such acquisition, (x) at the time such acquisition is consummated and after giving effect thereto, no Default or Event of Default exists or would exist, (y) the Company will be in pro forma compliance with all the financial ratios and restrictions set forth in Section 8 after giving effect to such acquisition and (z) the board of directors of any such entity proposed to be acquired has not announced that it will oppose such acquisition and has not commenced any litigation which alleges that such acquisition violates, or will violate, any requirement of law or any contractual obligation of such entity;

               (i) guaranties in favor of the Bank or any Affiliate thereof and guaranties by the Company of up to $5,000,000 of Indebtedness for Borrowed Money of Wholly Owned Subsidiaries (including foreign bank financings described in Section 8.10(f) hereof); and"

         SECTION 2 Representations and Warranties. The Company represents and warrants to the Bank that (a) each representation and warranty set forth in
Section 6 of the Credit Agreement is true and correct as of the date of the execution and delivery of this Third Amendment by the Company (and assuming the effectiveness hereof), with the same effect as if made on such date; (b) the execution and delivery by the Company of this Third Amendment, and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement"), (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action on the part of the Company, (iii) have received all necessary governmental and regulatory approval and (iv) do not and will not contravene or conflict with, or result in or require the creation or imposition of any lien under, any provision of law or of the charter or by-laws of the Company or any Subsidiary or of any agreement, instrument, order or decree which is binding upon the Company or any Subsidiary; (c) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies; and (d) since March 31, 1998, there has been no material adverse change in the condition (financial or otherwise) or business prospects of the Company and its Subsidiaries taken as a whole.

         SECTION 3 Effectiveness. The amendments set forth in Section 1 above shall become effective on the date (the "Third Amendment Effective Date") when the Bank shall have received each of the following documents, each in form and substance satisfactory to the Bank:

               (a) counterparts of this Third Amendment executed by the Company and the Bank (which may be by facsimile);

               (b) a certificate of the secretary or an assistant secretary of the Company as to:

                    (i) resolutions of the Board of Directors of the Company
               authorizing the execution and delivery of this Third Amendment and the performance by the Company of its obligations under the Amended Credit Agreement, and

                    (ii) the incumbency and signatures of those of its
               officers authorized to execute and deliver this Third
               Amendment;

               (c) a Note, substantially in the Form of Exhibit A hereto, executed by the Company (the Note executed by the Company on February 24, 1998 to be canceled by the Bank and returned to the Company upon receipt of such newly executed Note); and

               (d) such other documents as the Bank may reasonably request.

         SECTION 4 Miscellaneous.

         SECTION 4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Third Amendment Effective Date, all references in the Credit Agreement and the Note to "Credit Agreement", "Agreement" or similar terms shall refer to the Amended Credit Agreement.

         SECTION 4.2 Counterparts. This Third Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Third Amendment.

         SECTION 4.3 Governing Law. This Third Amendment shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

         SECTION 4.4 Successors and Assigns. This Third Amendment shall be binding upon the Company and the Bank and their respective successors and assigns, and shall inure to the benefit of the Company and the Bank and the respective successors and assigns of the Company and the Bank.


         Delivered at Chicago, Illinois, as of the day and year first above written.



                                      WOODHEAD INDUSTRIES, INC.


                                      By: /s/ Joseph P. Nogal
                                         ______________________________________
                                      Title: Treasurer/Controller



                                      HARRIS TRUST AND SAVINGS BANK


                                      By: /s/ Adam Balbach
                                          _____________________________________
                                      Title: Vice President

                                   EXHIBIT A
                           WOODHEAD INDUSTRIES, INC.
                             REVOLVING CREDIT NOTE


                                                            Chicago, Illinois
$35,000,000                                                     July 30, 1998

         On the Termination Date, for value received, the undersigned, WOODHEAD INDUSTRIES, INC., a Delaware corporation (the "Company"), promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (the "Bank") at its office at 111 West Monroe Street, Chicago, Illinois, the principal sum of (i) THIRTY FIVE MILLION and no/100 DOLLARS ($35,000,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Loans owing from the Company to the Bank under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

         This Note evidences Loans made and to be made to the Company by the Bank under the Revolving Credit provided for under that certain Credit Agreement dated as of October 29, 1993 between the Company and the Bank (said Credit Agreement, as the same has been and may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement"), and the Company promises to pay interest at the office described above on such Loans evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

         Each Loan made under the Revolving Credit against this Note, any repayment of principal hereon, the status of each such Loan from time to time as a Domestic Rate Loan, LIBOR Loan, Adjusted CD Rate Loan or Offered Rate Loan, and in the case of any Loan the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule hereof prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of each such Loan from time to time as a Domestic Rate Loan, LIBOR Loan, Adjusted CD Rate Loan or Offered Rate Loan, and in the case of any Fixed Rate Loan the interest rate and Interest Period applicable thereto.

         This Note is issued by the Company under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

         This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of laws. The Company promises to pay all costs and expenses (including reasonable attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand.



                                      WOODHEAD INDUSTRIES, INC.


                                      By________________________________________
                                        Its_____________________________________




                                                          September 28, 1998


Woodhead Industries, Inc.
Three Parkway North, Suite 550
Deerfield, Illinois 60015

         Re:  Fourth Amendment to Credit Agreement

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of October 29, 1993 (the "Credit Agreement") between Woodhead Industries, Inc. (the "Company") and Harris Trust and Savings Bank (the "Bank").

         The Company and the Bank agree that Section 8.11(i) of the Credit Agreement is amended in its entirety to read as follows:

               "(i) guaranties in favor of the Bank or any Affiliate thereof, guaranties by Subsidiaries of the Company organized within the United States or any state thereof of the obligations of the Company and Woodhead Finance Company under the Note Purchase Agreements described in the Intercreditor Agreement dated as of September 1, 1998 (the "Intercreditor Agreement"), among the Bank, the Company Noteholders (as defined in the Intercreditor Agreement) and the Woodhead Finance Noteholders (as defined in the Intercreditor Agreement), and guaranties by the Company of up to $5,000,000 of Indebtedness for Borrowed Money of Wholly Owned Subsidiaries (including foreign bank financings described in Section 8.10(f) hereof); and"

         Except as amended above, the Credit Agreement and the documents executed pursuant to the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects. This letter amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

         This letter amendment shall be effective on the date the Bank receives (i) a counterpart of this letter executed by the Company and the Bank and (ii) such other documents as the Bank may reasonably request.


         Please evidence your agreement to the foregoing by signing and returning a counterpart of this letter amendment.

                                         Very truly yours,

                                         HARRIS TRUST AND SAVINGS BANK


                                         By: /s/ Adam Balbach
                                             __________________________________
                                              Title: V.P.

Accepted:
WOODHEAD INDUSTRIES, INC.


By:   /s/ Robert G. Jennings
   ______________________________________
Title:  Vice President




                                                            October 3, 1998


Woodhead Industries, Inc.
Three Parkway North, Suite 550
Deerfield, Illinois 60015

         Re:  Fifth Amendment to Credit Agreement

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of October 29, 1993 (the "Credit Agreement") between Woodhead Industries, Inc. (the "Company") and Harris Trust and Savings Bank (the "Bank").

         The Company and the Bank agree that:

         The definitions of "EBIT" and "EBITDA" set forth in Section 5.1 of the Credit Agreement are amended in their entirety to read as follows:

               "EBIT" shall mean, with reference to any period, Consolidated Net Earnings for such period plus all amounts deducted in arriving at such Consolidated Net Earnings in respect of (a) Interest Expense and
         (b) taxes imposed on or measured by income or excess profits plus for the fiscal quarter ending October 3, 1998, $11,700,000.

               "EBITDA" shall mean, with reference to any period, Consolidated Net Earnings for such period plus all amounts deducted in arriving at such Consolidated Net Earnings in respect of (a) Interest Expense,
         (b) taxes imposed on or measured by income or excess profits and (c) depreciation, depletion and amortization plus for the fiscal quarter ending October 3, 1998, $11,700,000.

         Except as amended above, the Credit Agreement and the documents executed pursuant to the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects. This letter amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

         This letter amendment shall be effective on the date the Bank receives (i) a counterpart of this letter executed by the Company and the Bank and (ii) such other documents as the Bank may reasonably request.


         Please evidence your agreement to the foregoing by signing and returning a counterpart of this letter amendment.

                                           Very truly yours,

                                           HARRIS TRUST AND SAVINGS BANK


                                           By:  /s/ Adam Balbach
                                               ________________________________
                                                Title: V.P.


Accepted:
WOODHEAD INDUSTRIES, INC.


By:    /s/ Joseph P. Nogal
       _________________________________
Title: Treasurer/Controller

                           WOODHEAD INDUSTRIES, INC.

                      SIXTH AMENDMENT TO CREDIT AGREEMENT


                                                 Dated as of November 10, 2000

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60603

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, as heretofore amended, dated as of October 29, 1993 (the "Credit Agreement"), among you (the "Bank") and Woodhead Industries, Inc. (the "Company"). All terms not otherwise defined herein shall have the same meaning herein as defined in the Credit Agreement.

         The Company has requested that the Bank consider issuance of letters of credit for the Company's account and make certain corresponding modifications to the Credit Agreement to facilitate such issuance, subject to the terms and conditions set forth herein.

         Accordingly, the Company and the Bank, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound thereby, covenant and agree as follows:

         1. The Credit Agreement shall be and is hereby amended by addition of a new Section 1.5 to read as follows:

               Section 1.5. Letters of Credit. The aggregate amount of any and all letters of credit now outstanding and at any time hereafter issued by the Bank for the account or benefit of the Company (collectively the "Letters of Credit" and individually a "Letter of Credit") shall not exceed $1,000,000, and the aggregate amount of such Letters of Credit and unpaid reimbursement obligations of the Company arising out of drawings on such Letters of Credit shall together count against and reduce by like amount the available Commitment of the Bank in respect of the Revolving Credit. The amount of any Letter of Credit for all purposes of this Agreement shall be the maximum amount which could be drawn thereunder under any circumstances and over any period of time. If and to the extent a drawing is at any time made under such a Letter of Credit, the Company agrees to pay to the Bank immediately and unconditionally upon demand in lawful money of the United States, an amount equal to each amount which shall be so drawn together with any interest as may be due on each amount so drawn; and the Bank shall have the right to convert automatically the reimbursement obligation of the Company arising out of any such drawing into a Domestic Rate Loan made under the Revolving Credit (the Company hereby irrevocably authorizing the Bank to refinance without notice to the Company the reimbursement obligation of the Company arising out of any such drawing into such a
         Loan), any such Loan to be evidenced by the Note and for all purposes under and on and subject to the terms and conditions of this Agreement although without regard to the conditions precedent to making any such Loan and any requirement of this Agreement that each Loan under the Revolving Credit be in a minimum amount. Nothing herein contained shall affect or impair the reimbursement obligation of the Company arising out of any drawing on a Letter of Credit to the extent the same is not so refinanced. Notwithstanding anything in
         Section 9.1 hereof to the contrary, the Company's default in the reimbursement to the Bank when due of any drawing paid on a Letter of Credit shall constitute a Default hereunder and the continuance of such default for a period of ten days shall constitute an Event of Default hereunder. If and to the extent any Letter of Credit expires or otherwise terminates without having been drawn upon, the available commitment of the Bank in respect of the Revolving Credit shall to such extent (and subject to the other terms and conditions of this Agreement) be reinstated. Nothing contained in this Agreement shall in any respect commit or otherwise obligate the Bank to issue any Letter of Credit, whether or not any credit is available under the Revolving Credit.

         2. The Credit Agreement shall be and is hereby amended by adding a new subsection (b) to Section 3.1 to read as follows:

               (b) Letter of Credit Fees. Quarterly in arrears, on the last day of each March, June, September and December, commencing on November 10, 2000, the Company shall pay to the Bank, a letter of credit fee at a rate per annum at all times equal to the LIBOR spread set forth in Schedule 2.1 (computed on the basis of a year of 360 days and the actual number of days elapsed) applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Company shall pay to the Bank the Bank's standard drawing, negotiation, amendment, and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding sentence may be established by the Bank from time to time.

         3. Section 5.1 of the Credit Agreement shall be and is hereby amended by adding in the appropriate alphabetical order the following definition:

               "Letter of Credit" or "Letters of Credit" is defined in Section
         1.5 hereof

         4. Section 8.11, of the Credit Agreement shall be and is hereby amended by adding the following sentence immediately at the end thereof:

               Notwithstanding anything in this Section to the contrary, this Section shall neither apply to nor operate to prevent indebtedness and obligations owing to the Bank.

         5. The Credit Agreement shall be and is hereby amended by adding a new Section 9.4 to read as follows:

               Section 9.4. If and when (1) any Event of Default, other than an Event of Default described in subsections (i) or (j) of Section 9.1, has occurred and is continuing, the Company shall, upon demand of the Bank, or (2) any Event of Default described in subsections (i) or (j) of Section 9.1, has occurred, the Company shall, without notice or demand from the Bank, immediately pay to the Bank the full amount of each Letter of Credit, the Company agreeing to immediately make each such payment and acknowledging and agreeing the Bank would not have an adequate remedy at law for failure of the Company to honor any such demand and that the Bank shall have the right to require the Company to specifically perform such undertaking whether or not any draws had been made under the Letters of Credit.

         6. This Amendment shall become effective when it shall be executed by the Company and the Bank. This Amendment may be executed in separate counterparts, all of which taken together shall constitute one and the same instrument. This Amendment shall be construed and determined in accordance with the laws of the State of Illinois. Except as herein specifically amended, the Credit Agreement shall be and remain in full force and effect and wherever reference is made in any Note, document, letter or other communication to the Credit Agreement, such reference shall, without more, be deemed to refer to the Credit Agreement, as amended hereby.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


         IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.



                                          WOODHEAD INDUSTRIES, INC.


                                          By
                                            Name: /s/ Joseph P. Nogal
                                                 ______________________________
                                            Title: Vice President Treasurer/
                                                   Controller


Agreed and Accepted:

HARRIS TRUST AND SAVINGS BANK


By  _______________________________
    Name:  ________________________
    Title: ________________________





                           WOODHEAD INDUSTRIES, INC.

                     SEVENTH AMENDMENT TO CREDIT AGREEMENT

                                                 Dated as of January 26, 2001

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60603

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of October 29, 1993, as heretofore amended (as so amended, the "Credit Agreement"), among you (the "Bank") and Woodhead Industries, Inc. (the "Company"). All terms not otherwise defined herein shall have the same meaning herein as defined in the Credit Agreement.

         The Company has requested that the Bank extend the availability, change the amount of and change pricing on the Revolving Credit, modify certain financial covenants and make certain other modifications to the credit arrangements contemplated by the Credit Agreement.

         Accordingly, the Company and the Bank, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound thereby, covenant and agree as follows:

SECTION 1.  AMENDMENTS.

         1.1 The first and second sentences of Section 1.1 (a) of the Credit Agreement shall be and is hereby amended and restated in its entirety to read as follows:

               Section 1.1. Revolving Credit. (a) Subject to the terms and conditions hereof, the Bank agrees to make loans to the Company from time to time on a revolving basis (the "Revolving Credit") provided that the aggregate principal amount of Loans and Letters of Credit at any one time outstanding shall not exceed $25,000,000 (the "Commitment," as such amount may be reduced pursuant to Section 3.3 hereof). The Revolving Credit shall be available to the Company by means of Domestic Rate Loans and LIBOR Loans and may, subject to all the terms and conditions hereof, be availed of by the Company from time to time, and borrowings thereunder may be repaid and used again, during the period from the date hereof to and including the Termination Date, at which time the Commitment shall expire (it being understood and agreed that notwithstanding anything in this Agreement to the contrary, the Revolving Credit shall no longer be available in the form of Adjusted CD Rate Loans or Offered Rate Loans).

         1.2 Effective as of February 28, 2001, the chart in Schedule 2.1 shall be and is hereby amended and restated in its entirety to read as follows:

        DEBT TO EBITDA                DOMESTIC       LIBOR     COMMITMENT FEE
             RATIO                      RATE         SPREAD         RATE
                                       SPREAD
  Less than 1.0 to 1                     0%           .50%         .125%
  Greater than or equal to               0%          .625%          .15%
  1.0 but less than 1.5 to 1
  Greater than or equal to               0%           .75%          .20%
  1.5 to 1 but less than 2.0
  to 1
  Greater than or equal to               0%          1.00%          .25%
  2.0 to 1


         1.3 The last sentence of Section 2.1(b) of the Credit Agreement shall be and hereby is restated in its entirety to read as follows:

               Each LIBOR Loan shall be in a minimum amount of $500,000 or such greater amount which shall be an integral multiple of $100,000.
Notwithstanding anything in Section 3.2(b) hereof to the contrary, the Company may prepay any LIBOR portion in a minimum amount of $500,000 or such greater amount which is an integral multiple of $100,000; provided, however, that the outstanding principal amount of any LIBOR portion so prepaid in part shall not be less than the minimum set forth in the immediately preceding sentence after giving effect to such prepayment.

         1.4 Section 3.1(b) of the Credit Agreement shall be and is hereby amended by inserting the following two sentences immediately after the first sentence thereof:

         On the date of issuance of each Letter of Credit, and annually thereafter, the Company shall pay to the Bank a letter of credit fee computed at the rate of 0.125% of the Maximum Amount of the related Letter of Credit which is scheduled to be outstanding during the immediately succeeding twelve calendar months. The letter of credit fees referred to in the immediately preceding two sentences shall only be applicable to standby letters of credit.

         1.5 The first sentence of Section 3.3 of the Credit Agreement shall be and is hereby amended and as so amended shall be and hereby is restated in its entirety to read as follows:

         Section 3.3. Terminations. The Company shall have the right at any time and from time to time, upon five (5) Business Days' prior notice to the Bank, to terminate without premium or penalty and in whole or in part (but if in part, then in an amount not less than $2,500,000) the Commitment, provided that the Commitment may not be reduced to an amount less than the aggregate principal amount of the Loans and Letters of Credit then outstanding.

         1.6 The definition of the term "Domestic Rate" appearing in Section
5.1 of the Credit Agreement shall be and is hereby amended and as so amended shall be restated in its entirety to read as follows:

               "Domestic Rate" means, for any day, the greater of (i) the rate of interest announced by the Bank from time to time as its prime commercial rate, as in effect on such day; and (ii) the sum of (x) the rate determined by the Bank to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Bank at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Bank for the sale to the Bank at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Bank for which such rate is being determined, plus (y) 1/2 of 1% (0.5%).

         1.7 The definition of the term "Termination Date" appearing in
Section 5.1 of the Credit Agreement shall be and is hereby amended and as so amended shall be restated in its entirety to read as follows:

               "Termination Date" means February 28, 2004, or such earlier date on which the Commitment is terminated in whole pursuant to
         Section 3.3, 9.2 or 9.3 hereof.

         1.8 Section 8.8 of the Credit Agreement shall be and is hereby amended and as so amended shall be and hereby is restated in its entirety to read as follows:

               Section 8.8. Consolidated Net Worth. The Company shall at all times maintain a minimum Consolidated Net Worth of not less than the Minimum Required Amount. For purposes of this Section, the term "Minimum Required Amount" shall mean $70,000,000 through September 29, 2000 and shall increase (but never decrease) as of September 30, 2000 and as of the last day of each fiscal year of the Company thereafter by an amount equal to 25% of positive Consolidated Net Earnings for the fiscal year then ended.

SECTION 2. COMMITMENT FEE.

         Notwithstanding that the change of the Commitment and other amendments contemplated by Section 1 hereof shall not become effective until the satisfaction of the conditions precedent specified in Section 3 hereof, for purposes of calculating the amount of commitment fee payable under Section 3.1(a) of the Credit Agreement, the Commitment of the Bank shall be deemed to have been so changed immediately upon February 28, 2001.

SECTION 3.  CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

         3.1 The Borrower and the Bank shall have executed and delivered this Amendment.

         3.2 The Bank shall have received a nonrefundable arrangement fee of $15,000.

         3.3 The Borrower shall not renew the $10,000,000 credit facility currently available to Woodhead Canada Limited from Harris Trust and Savings Bank when such credit facility matures on February 28, 2001, and the Bank shall have received assurances reasonably satisfactory to it of the foregoing.

         3.4 Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

         3.5 Aero-Motive Company, Daniel Woodhead Company, AI/FOCS, Inc., and Central Rubber Company (the "Guarantors") shall have executed and delivered to the Bank their consent to this Amendment in the form set forth below.

         Upon the date such conditions are satisfied, this Amendment shall be and become effective as of such date (except for Section 1.2, which shall be deemed effective as of February 28, 2001).

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.



                                        WOODHEAD INDUSTRIES, INC.


                                        By  /s/  Joseph P. Nogal
                                           ________________________________
                                           Name: Joseph P. Nogal
                                           Title: V.P. Treasurer/Controller


Agreed and Accepted:

HARRIS TRUST AND SAVINGS BANK


By  /s/ Keith J. Niebrugge
    ________________________________
    Name: Keith J. Niebrugge
    Title: Vice President




                           WOODHEAD INDUSTRIES, INC.

                     EIGHTH AMENDMENT TO CREDIT AGREEMENT

                                                  Dated as of April 23, 2002

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60603

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of October 29, 1993, as heretofore amended (as so amended, the "Credit Agreement"), among you (the "Bank") and Woodhead Industries, Inc. (the "Company"). All terms not otherwise defined herein shall have the same meaning herein as defined in the Credit Agreement.

         The Company has requested that the Bank modify certain financial covenants and make certain other modifications to the Credit Agreement.

         Accordingly, the Company and the Bank, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound thereby, covenant and agree as follows:

SECTION 1.  AMENDMENTS.

         1.1 The definitions of the terms "EBIT" and "EBITDA" appearing in
Section 5.1 of the Credit Agreement shall be and hereby are amended and as so amended shall be restated in their entirety to read as follows:

               "EBIT" shall mean, with reference to any period, Consolidated Net Earnings for such period plus all amounts deducted in arriving at such Consolidated Net Earnings in respect of (a) Interest Expense and
         (b) taxes imposed on or measured by income or excess profits, and (c) non-cash charges incurred by the Company during its fiscal quarter ended September 29, 2001 from the write down of its equity investment in Symphony Systems, a California corporation, in an aggregate amount not in excess of $1,925,000.

               "EBITDA" shall mean, with reference to any period, Consolidated Net Earnings for such period plus all amounts deducted in arriving at such Consolidated Net Earnings in respect of (a) Interest Expense,
         (b) taxes imposed on or measured by income or excess profits, and (c) depreciation, depletion and amortization, and (d) non-cash charges incurred by the Company during its fiscal quarter ended September 29, 2001 from the write down of its equity investment in Symphony Systems, a California corporation, in an aggregate amount not in excess of $1,925,000.

         1.2 Section 8.6 of the Credit Agreement shall be and is hereby amended and as so amended shall be and hereby is restated in its entirety to read as follows:

               Section 8.6. Interest Coverage Ratio. The Company shall not, as of the last day of each fiscal quarter of the Company specified below, permit the Interest Coverage Ratio for the four fiscal quarters then ended to be less than:

                  FISCAL QUARTER ENDING                     INTEREST COVERAGE
                                                            RATIO SHALL NOT BE
                                                                LESS THAN
                      March 30, 2002                            2.0 to 1.0
                      June 29, 2002                             2.0 to 1.0
                    September 28, 2002                          2.0 to 1.0
                    December 28, 2002                           2.0 to 1.0
          March 29, 2003 and each fiscal quarter                3.0 to 1.0
                    ending thereafter

         1.3 Section 8.7 of the Credit Agreement shall be and hereby is amended and as so amended shall be and hereby is restated in its entirety to read as follows:

         Section 8.7. Debt to EBITDA Ratio. The Company shall not, as of the last day of each fiscal quarter of the Company specified below, permit the Debt to EBITDA Ratio for the four fiscal quarters of the Company then ended to be more than:

          FISCAL QUARTER ENDING                 CASH FLOW LEVERAGE RATIO SHALL
                                                        NOT BE MORE THAN:
              March 30, 2002                               2.9 to 1.0
              June 29, 2002                                2.9 to 1.0
            September 28, 2002                             2.9 to 1.0
            December 28, 2002                              2.9 to 1.0
  March 29, 2003 and each fiscal quarter                   2.5 to 1.0
            ending thereafter

SECTION 2.  CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

         2.1 The Borrower and the Bank shall have executed and delivered this Amendment.

         2.2 Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

         2.3 Aero-Motive Company, Daniel Woodland Company, Advanced Interconnect, Inc. (formerly AI/FOCS, Inc.), and Central Rubber Company (the "Guarantors") shall have executed and delivered to the Bank their consent to this Amendment in the form set forth below.

         Upon the date such conditions are satisfied, this Amendment shall be and become effective as of such date.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.



                                        WOODHEAD INDUSTRIES, INC.


                                        By  /s/  Joseph P. Nogal
                                            ________________________________
                                          Name:  Joseph P. Nogal
                                          Title: Vice President, Treasurer/
                                                 Controller


Agreed and Accepted:

HARRIS TRUST AND SAVINGS BANK


By /s/ Ronald V. Redd
   ________________________________
    Name: Ronald V. Redd
    Title: Vice President